As filed with the Securities and Exchange Commission on February 20, 2007
Registration No. 333-119552

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROADCOM CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0480482 (I.R.S. Employer Identification Number)

16215 Alton Parkway
Irvine, California 92618
(949) 926-5000
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

David A. Dull, Esq.
Senior Vice President, Business Affairs, General Counsel and Secretary
Broadcom Corporation
16215 Alton Parkway
Irvine, California 92618
(949) 926-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Patrick T. Seaver, Esq.
Charles K. Ruck, Esq.
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
(714) 540-1235

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-119552) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

Page
Deregistration of Common Stock	1
Signatures	2

DEREGISTRATION OF COMMON STOCK
     The Registrant hereby amends its Registration Statement on Form S-3 (No. 333-119552), filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2004 (the “Registration Statement”) by deregistering the shares of the Registrant’s common stock, par value $0.0001 per share (the “Shares”) that remain registered but unsold pursuant to the Registration Statement as of the close of business on the date hereof.
     In connection with the Registrant’s acquisition of all the outstanding shares of Alphamosaic Limited, a company incorporated in England and Wales, or Alphamosaic, the Registrant issued a total of 6,258,805* shares of its Class A common stock to the stockholders of Alphamosaic in September 2004 (the “Selling Shareholders”). In connection with the acquisition the Registrant also entered into certain agreements with Selling Shareholders in which it agreed to register for resale the shares of Class A common stock issued in connection with the acquisition. Pursuant to its agreements with the Selling Shareholders, the Registrant is no longer obligated to keep the Registration Statement effective and desires to deregister the Shares that remain unsold.
     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes the unsold Shares from registration.

*Such number has been adjusted to reflect the Registrant’s three-for-two split effected through a stock dividend paid February 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, state of California, on February 20, 2007.

BROADCOM CORPORATION
By:	/s/ Scott A. McGregor
Scott A. McGregor
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Scott A. McGregor	President and Chief Executive Officer; Director	February 20, 2007
Scott A. McGregor

*	Chairman of the Board and Chief Technical Officer	February 20, 2007
Henry Samueli, Ph.D.

*	Vice President, Corporate Controller and Acting Chief Financial Officer	February 20, 2007
Bruce E. Kiddoo

*	Director	February 20, 2007
George L. Farinsky

/s/ Maureen E. Grzelakowski	Director	February 15, 2007
Maureen E. Grzelakowski

/s/ Nancy H. Handel	Director	February 16, 2007
Nancy H. Handel

*	Director	February 20, 2007
John Major

*	Director	February 20, 2007
Alan E. Ross

*	Director	February 20, 2007
Robert E. Switz

*	Director	February 20, 2007
Werner F. Wolfen

By:	*/s/ Henry Samueli
Henry Samueli, Ph.D.
As Attorney-in-Fact

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